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                                                                  EXHIBIT 10.60

                      INTERCREDITOR AND SUBORDINATION AGREEMENT


          This INTERCREDITOR AND SUBORDINATION AGREEMENT is entered into as of April 9, 1999, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Senior Creditor") and IRONWOOD TELECOM LLC, a Colorado limited liability company ("Subordinated Creditor") in light of the following:

                                   R E C I T A L S

          A. Senior Creditor and INCOMNET COMMUNICATIONS CORPORATION, a Delaware corporation ("Debtor") have entered into that certain Loan and Security Agreement, dated as of April 9, 1999 (the "Senior Creditor Loan Agreement"), pursuant to which Senior Creditor has agreed to extend certain financial accommodations to Debtor.

          B. As security for the prompt payment and performance of the Senior Creditor Indebtedness (as hereinafter defined), Debtor and Parent have granted Senior Creditor a security interest in all of the Collateral (as hereinafter defined).

          C. Subordinated Creditor, Incomnet, Inc., a California corporation ("Parent") and Debtor have entered into that certain Loan and Security Agreement, dated as of December 15, 1998 (the "Subordinated Creditor Loan Agreement") pursuant to which Subordinated Creditor presently holds the Notes, as such term is defined in the Subordinated Creditor Loan Agreement.

          D. As security for the prompt payment and performance of the Subordinated Creditor Indebtedness (as hereinafter defined) Debtor and Parent have granted Subordinated Creditor a security interest in the Collateral.

          E. Senior Creditor and Subordinated Creditor wish to agree as to their respective liens upon and security interests in the assets of Debtor, and as to certain other rights, priorities, and interests as between Senior Creditor and Subordinated Creditor.

                                  A G R E E M E N T

          In consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which Senior Creditor and Subordinated Creditor hereby acknowledge, Senior Creditor and Subordinated Creditor hereby agree as follows:

          1. DEFINITIONS. The following terms, as used in this Agreement, shall have the following meanings:

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               "ACCOUNTS", "CHATTEL PAPER", "DOCUMENTS", "EQUIPMENT",
"FIXTURES", "GENERAL INTANGIBLES", "INSTRUMENTS", "INVENTORY", and "INVESTMENT PROPERTY" shall have the meanings assigned to them under the UCC.

               "AGREEMENT" means this Intercreditor and Subordination Agreement together with any and all amendments, extensions, modifications, riders, addenda, exhibits, and schedules hereto.

               "BANKRUPTCY CASE" means any proceeding commenced by or against Debtor, under any provision of the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief, and all converted or succeeding cases in respect thereof.

               "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C. Section 101, ET SEQ.), as amended, and any successor statute.

               "COLLATERAL" means all of Debtor's presently existing and hereafter acquired personal property, including, without limitation, Accounts, Chattel Paper, deposit accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, and Investment Property; all of Debtor's and all proceeds and insurance proceeds of the foregoing, all of Debtor's books and records relating thereto and all of the outstanding shares of Debtor's capital stock, excluding, however, any or all stock or other ownership interest held by Debtor or Parent in Rapid Cast, Inc.

               "SECURED CREDITOR REMEDIES" means any action by a Secured Creditor in furtherance of the sale, foreclosure, realization upon, or the repossession or liquidation of any of the Collateral, including without limitation, (i) the exercise of any remedies or rights of a "Secured Creditor" under Division 9 of the UCC, such as, without limitation, the notification of account debtors; (ii) the exercise of any remedies available to a judgment creditor; or (iii) any other remedy available in respect of the Collateral available to such Secured Creditor under any Secured Creditors' Agreement to which it is a party.

               "SECURED CREDITOR" means any of Senior Creditor or Subordinated Creditor, or any successor or assignee of any of them, in its capacity as a secured creditor under the Senior Creditor Agreements or the Subordinated Creditor Agreements, respectively.

               "SECURED CREDITORS' AGREEMENTS" means, collectively, the Senior Creditor Agreements and the Subordinated Creditor Agreements.

               "SECURED CREDITORS' INDEBTEDNESS" means, collectively, the Senior Creditor Indebtedness and the Subordinated Creditor Indebtedness.

               "SENIOR CREDITOR AGREEMENTS" means, collectively, the Senior Creditor Loan Agreement, any Loan Documents referred to therein, and any other document,

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instrument, or agreement entered into by or in favor of Senior Creditor and
Debtor in connection with the Senior Creditor Indebtedness and the Collateral, together with any amendments, replacements, substitutions, or restatements thereof.

               "SENIOR CREDITOR INDEBTEDNESS" means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities, and obligations of Debtor owing to Senior Creditor, whether direct or indirect, contingent or of any other nature, character, or description (including all interest accruing after commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of Debtor and all amounts and interest that, but for the provisions of the Bankruptcy Code, would have accrued and become due).

               "SENIOR CREDITOR PRIORITY AMOUNT" means $15,000,000 plus
(i) accrued and unpaid interest on the Senior Creditor Indebtedness, (ii) fees payable to Senior Creditor pursuant to SECTION 2.11 of the Senior Creditor Loan Agreement and (iii) Foothill Expenses as defined in the Senior Creditor Loan Agreement.

               "SUBORDINATED CREDITOR AGREEMENTS" means, collectively, the Subordinated Creditor Loan Agreement, and any other document, instrument, or agreement now existing or in the future entered into by or in favor of Subordinated Creditor and Debtor in connection with the Subordinated Creditor Indebtedness or the Collateral, together with any amendments, replacements, substitutions, or restatements thereof.

               "SUBORDINATED CREDITOR INDEBTEDNESS" means any and all presently existing or hereafter arising indebtedness (including the indebtedness evidenced by the Amended and Restated Notes and the Term Note, as such terms are defined in the Subordinated Creditor Loan Agreement), claims, debts, liabilities, and obligations of Debtor owing to Subordinated Creditor, whether direct or indirect, whether contingent or of any other nature, character, or description (including all interest accruing after commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of Debtor to the extent such interest is an allowable claim in any such proceeding).

               "UCC" means the Uniform Commercial Code as adopted in the State of California, or in such other jurisdiction as governs the perfection of the liens and security interests in the Collateral for the purposes of the provisions hereof relating to such perfection or effect of perfection.

          2.   SUBORDINATION OF SUBORDINATED CREDITOR INDEBTEDNESS.

               (a) Except as otherwise provided in this Agreement, only regularly scheduled payments of interest and the payment of principal at maturity shall be made with respect to the Subordinated Creditor Indebtedness while the Senior Creditor Indebtedness remains outstanding. No payment on account of the Subordinated Creditor Indebtedness shall be made by or on behalf of Debtor with respect to regularly scheduled payments of interest or the payment of principal on Subordinated Creditor Indebtedness, if at the time of such payment or immediately after giving effect thereto there shall have occurred and be continuing an Event

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of Default (as described in the Senior Creditor Loan Agreement) unless such
Event of Default is due to a default under the Subordinated Creditor Agreements and the Subordinated Creditor has agreed to waive or forbear from acting on such default. Except as set forth in SECTION 2(b), so long as Subordinated Creditor is prohibited from receiving payments of principal under this SECTION 2(a), Subordinated Creditor, or any party on behalf of Subordinated Creditor, may not do any of the following: (i) accelerate any part of the Subordinated Creditor Indebtedness; (ii) commence, prosecute, or participate in any administrative, legal, or equitable action to enforce its Subordinated Creditor Indebtedness; or (iii) join in any Bankruptcy Case against Debtor by filing of an involuntary petition; PROVIDED, HOWEVER, that Subordinated Creditor may take such actions if there is an uncured monetary default of the Subordinated Creditor Indebtedness: (A) at any time 30 days after it has delivered to Senior Creditor a Subordinated Debt Default Notice (as defined below), if and only if, Senior Creditor has not delivered a Blockage Notice (as defined below) or (B) at any time after the expiration of any Blockage Period (as defined below) or at any time prior to the expiration of any Blockage Period, subject to the limitations of SECTIONS 2(b) or 9 hereof, if any Bankruptcy Case is commenced against the Debtor or its assets (except by Subordinated Creditor) so long as such proceeding is not dismissed or settled. Notwithstanding anything to the contrary contained in this Agreement, Subordinated Creditor shall not take any action with respect to the Collateral upon expiration of any Blockage Period so long as Senior Creditor has commenced action to collect or enforce the Collateral and is continuing such action in a diligent manner.

               (b)  (i)    Subordinated Creditor hereby agrees to provide to
Senior Creditor written notice (a "Subordinated Debt Default Notice"), with a copy to Debtor, of any event of default of Debtor under the Subordinated Creditor Indebtedness pursuant to which Subordinated Creditor desires to institute either legal proceedings against Debtor to collect the Subordinated Creditor Indebtedness or to foreclose on any assets of the Debtor securing such Subordinated Creditor Indebtedness. Such notice shall set forth a description of the default and the Subordinated Creditor's desired actions.

                    (ii) At any time during the continuation of any default under the Subordinated Creditor Agreements or at any time within 30 days after receipt of a Subordinated Debt Default Notice, Senior Creditor may deliver written notice thereof to Subordinated Creditor in the manner set forth herein (each a "Blockage Notice"), specifying the default or defaults upon which such Blockage Notice is based including Senior Creditor's receipt of a Subordinated Debt Default Notice. A Blockage Period (a "Blockage Period") shall be in effect for the purposes of this Agreement from the date of delivery or deemed delivery of any Blockage Notice to the earlier of (i) 180 days after a Blockage Notice shall have been given to the Subordinated Creditor or (ii) through the date on which all defaults are cured or waived in writing or the benefits of such Blockage Period are waived in writing by Senior Creditor.

                    (iii) During any Blockage Period or such shorter period if all of the Senior Creditor Indebtedness shall have been paid in full, in cash, Debtor shall not make, and Subordinated Creditor shall not receive, accept, or retain, and agrees not to take, sue for, or demand from Debtor payment of all or any of the Subordinated Creditor

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Indebtedness or otherwise accelerate the principal amount due and payable thereunder or commence, or join with any creditor other than the Senior Creditor Lender, in commencing, an involuntary Bankruptcy Case. Notwithstanding the foregoing, (i) not more than one Blockage Notice shall be given with respect to the Senior Creditor Indebtedness within a period of 360 consecutive days, and (ii) no default which existed or was continuing on the date of any Blockage Notice shall be made the basis for the giving of a subsequent Blockage Notice.

               (c) Senior Creditor shall have the right to provide Subordinated Creditor with a written notice (a "Senior Debt Default Notice") of any event of default of Debtor under the Senior Creditor Indebtedness which notice shall serve as a Blockage Notice. Such notice shall specify the default or defaults upon which the Blockage Notice is based. Upon Subordinated Creditor's receipt of the Blockage Notice, a Blockage Period shall be in effect as described in
SECTION 2(b).

               (d) Upon (i) any maturity (whether by acceleration or otherwise) of the principal amount due on the Subordinated Creditor Indebtedness, or
(ii) any payment or distribution of assets of Debtor, of any kind or character, whether in cash, property, or securities, following commencement of a Bankruptcy Case, then all amounts due or to become due upon all Senior Creditor Indebtedness shall first be paid in full in cash, before any payment is made by Debtor on account of the Subordinated Creditor Indebtedness; and following commencement of a Bankruptcy Case, any payment or distribution of assets of Debtor of any kind or character, whether in cash, property or securities, to which the Subordinated Creditor would be entitled, except for the provisions hereof, shall be paid by Debtor or any other person making such payment or distribution, or by the Subordinated Creditor if received by it, directly to the Senior Creditor to the extent necessary to pay all Senior Creditor Indebtedness in full, in cash, before any payment or distribution is made to the Subordinated Creditor. In any Bankruptcy Case, Subordinated Creditor may file proof of claim which indicates Subordinated Creditor's interest in Debtor's assets.

               (e) In the event that, notwithstanding the foregoing, any payment or distribution of assets of a Debtor, whether in cash, property or securities, prohibited by the foregoing, shall be received by Subordinated Creditor in respect of Subordinated Creditor Indebtedness before all Senior Creditor Indebtedness is paid in full in cash, such payment or distribution shall be held in trust for the benefit of the Senior Creditor and shall be paid over to or delivered to the Senior Creditor until all such Senior Creditor Indebtedness shall have been paid in full, in cash.

          3. PERMITTED LIENS AND RELATIVE PRIORITIES. As between the Secured Creditors, notwithstanding: (a) the terms (including the description of collateral), dating, execution, or delivery of any document, instrument, or agreement; the time, order, occurrence, method, or manner of granting, or perfection of any security interest or lien; the time of filing or recording of any financing statements, assignments, deeds of trust, mortgages, or any other documents, instruments, or agreements under the UCC or any other applicable law;
(b) the existence of (or the order in which any Secured Creditor becomes a party to or a beneficiary of) any collateral agency arrangement with any party other than a Secured

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Creditor, or the appointment of such other party as a collateral agent to perfect the Secured Creditors' liens and security interests, in all or in any part of the Collateral; (c) the existence of any control agreement in favor of any Secured Creditor; or (d) any provision of the UCC or any other applicable law to the contrary, the Secured Creditors agree that, as to the Collateral of Debtor:

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               (i)  Senior Creditor shall have a first priority security
interest in and lien thereon to secure the Senior Creditor Indebtedness up to the Senior Priority Amount; and

               (ii) Subordinated Creditor shall have a junior and subordinate security interest in and lien thereon to secure the Subordinated Creditor Indebtedness.

               For purposes of the foregoing allocation of priorities, any claim or a right to a set-off shall be treated in all respects as a security interest and no claimed right of set-off shall be asserted to defeat or diminish the rights or priorities provided for herein.

          4. NO ALTERATION OF PRIORITY AND PERFECTION. The lien and security interest priorities provided in SECTION 3 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, or refinancing of any of the Secured Creditor Indebtedness, nor by any action or inaction which either Secured Creditor may take or fail to take in respect of the Collateral, or otherwise. Each Secured Creditor consents to Debtor's granting to each other Secured Creditor the liens and security interests reflected in SECTION 3. Subordinated Creditor shall be solely responsible for perfecting and maintaining the perfection of its lien or security interest in any of the Collateral. Subordinated Creditor agrees that it will not directly or indirectly take any action to contest or challenge the validity, legality, perfection, priority (up to the Senior Priority Amount), avoidability, or enforceability of the liens or security interests of Senior Creditor upon the Collateral or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise. In the event that Subordinated Creditor (either individually or together with others) breaches or causes to be breached the terms of the preceding sentence, resulting (directly or indirectly) in the avoidance or imperfection of Senior Creditor's lien or security interest in some or all of the Collateral, then the priority of the lien or security interest of Subordinated Creditor in any such affected Collateral shall continue to be governed by the terms of SECTION 3 irrespective of the avoidance or imperfection of Senior Creditor's lien or security interest. Notwithstanding anything to the contrary contained in this Agreement, Senior Creditor hereby consents to the conversion, in whole or in part, of Subordinated Creditor Indebtedness into shares of Parent's preferred stock.

          5. MANAGEMENT OF COLLATERAL. Notwithstanding anything to the contrary contained in any of the Senior Creditor Agreements or the Subordinated Creditor Agreements:

               (a) Until the Senior Creditor Indebtedness (up to the Senior Priority Amount) has been fully paid in cash, and all obligations of Senior Creditor to extend credit under the Senior Creditor Agreements have been terminated: (i) Senior Creditor shall have the exclusive right to manage the Collateral, including the exclusive right to perform and enforce the terms of the Senior Creditor Agreements with respect to the Collateral and to exercise and enforce all privileges and rights thereunder according to Senior Creditor's discretion, but in a commercially reasonable manner in compliance with the UCC, including, without limitation, the exclusive right to enforce or settle insurance claims with respect to the Collateral, take or retake control or possession of the Collateral and to hold, prepare for sale, sell, lease, or liquidate the Collateral; (ii) neither Subordinated Creditor nor any party acting on their behalf, shall exercise any Secured Party Remedies with respect to the Collateral; and (iii) any and all proceeds of the Collateral (other than regularly scheduled payments made on the Subordinated

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Creditor Indebtedness) which shall come into the possession, control, or custody of Subordinated Creditor will be deemed to have been received for the account of Senior Creditor and shall be immediately paid over to Senior Creditor. In connection with the provisions of CLAUSE 5(a)(i) ABOVE, Subordinated Creditor waives any and all rights to affect the method or challenge the appropriateness of any action by Senior Creditor with respect to the Collateral, and waives any claims or defenses it may have against Senior Creditor, including any such claims or defenses based on any actions or omissions of any such person, in connection with the perfection, maintenance, enforcement, foreclosure, sale, liquidation, or release of any lien or security interest therein by Senior Creditor, or any modification or waiver of any Senior Creditor Agreements, except as provided or limited under this Agreement.

               (b) The rights and priorities set forth in this Agreement shall remain binding irrespective of the terms of any plan of reorganization in a Bankruptcy Case or other provisions of the Bankruptcy Code or any similar federal or state statute.

          6. SALE OF COLLATERAL. Until the Senior Creditor Indebtedness (up to the Senior Priority Amount and in accordance with SECTION 2(b)) has been fully paid in cash and all obligations of Senior Creditor to extend credit under the Senior Creditor Agreements have been terminated: (i) only Senior Creditor shall have the right to restrict or permit, or approve or disapprove, the sale of the Collateral; and (ii) Subordinated Creditor will, immediately upon the request of Senior Creditor, release or otherwise terminate its liens and security interests upon the Collateral, to the extent such Collateral is sold by Debtor with the consent of Senior Creditor in accordance with the Senior Creditor Agreements, and Subordinated Creditor will promptly deliver (at Debtor's expense) such release documents as Senior Creditor or Debtor may reasonably require in connection therewith.

          7. SECTION 9504 NOTICE AND WAIVER OF MARSHALING. Each Secured Creditor hereby acknowledges that this Agreement shall constitute notice of the other Secured Creditor's respective interests in the Collateral as provided by
Section 9504 of the UCC and each of the Secured Creditors waives any right to compel the other Secured Creditor to marshal any of the Collateral or to seek payment from any particular assets of Debtor or from any third party.

          8. INSURANCE. In the event of the occurrence of a fire or other casualty resulting in damage to all or any portion of any Collateral (collectively, a "Casualty"):

               (a) Subordinated Creditor hereby waives any right to participate or join in any adjustment, compromise, or settlement of any claims resulting from a Casualty with respect to any Collateral;

               (b) all proceeds received or to be received on account of a Casualty shall be applied in the manner or manners provided for in the Senior Creditor Agreements; and

               (c) Subordinated Creditor agrees to execute and deliver any documents, instruments, agreements or further assurances reasonably required to effectuate any of the foregoing.

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          9.   BANKRUPTCY ISSUES.

               (a) Except as provided in this SECTION 9, this Agreement shall continue in full force and effect after the commencement of a Bankruptcy Case (all references herein to Debtor being deemed to apply to Debtor as debtor-in-possession and to a trustee for Debtor's estate in a Bankruptcy Case), and shall apply with full force and effect with respect to all Collateral acquired by Debtor, and to all Secured Creditors' Indebtedness incurred by Debtor, subsequent to such commencement.

               (b) If Debtor shall become subject to a Bankruptcy Case, and if Senior Creditor shall desire to permit the use of cash collateral or to provide post-petition financing to Debtor, Subordinated Creditor agrees as follows: (i) adequate notice to Subordinated Creditor shall be deemed to have been provided for such use of cash collateral or post-petition financing if the such parties receive notice thereof at least three business days prior to the earlier of (y) any hearing on a request to approve such use of cash collateral or post-petition financing or (z) the date of entry of an order approving the same; and (ii) no objection will be raised by Subordinated Creditor to any such use of cash collateral or such post-petition financing by Senior Creditor on the grounds of a failure to provide adequate protection for the Subordinated Creditor's junior liens and security interests in the Collateral, provided that the Subordinated Creditor is granted the same rights, benefits, and protections as Senior Creditor, including the same liens and security interests on the post-petition Collateral, that may be granted to or for the benefit of Senior Creditor, junior only to the liens or security interests of Senior Creditor therein. No objection will be raised by Subordinated Creditor to Senior Creditor's motion for relief from the automatic stay in any proceeding under the Bankruptcy Code to foreclosure on and sell the Collateral.

          10. NOTICE OF DEFAULT AND CERTAIN EVENTS. Subordinated Creditor shall promptly notify Senior Creditor in writing of the occurrence of any of the following as applicable:

               (a) any default or event of default under the Subordinated Creditor Agreements; or

               (b) the demand for payment of, acceleration of or termination of any of the Subordinated Creditor Indebtedness.

          11. ADDITIONAL DOCUMENTS. The Secured Creditors agree to execute and deliver, upon the request of any other Secured Party, such documents and instruments (appropriate for filing, if requested) as may be necessary or appropriate to fully implement or to fully evidence the understandings and agreements contained in this Agreement. Without limiting the foregoing, in the event that all or part of any of the Senior Creditor Indebtedness is hereafter refinanced, Subordinated Creditor agrees to enter into one or more new agreements with the refinancing lender or lenders on terms identical to those of this Agreement.

          12. REPRESENTATIONS AND WARRANTIES. Subordinated Creditor represents and warrants to Senior Creditor that Subordinated Creditor is the holder of the liens and security

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interests which secure or will secure the Subordinated Creditor Indebtedness.
Subordinated Creditor agrees that it shall not assign or transfer any of such liens and security interests without (i) prior notice being given to Senior Creditor and (ii) such assignment or transfer being made expressly subject to the terms of this Agreement. Subordinated Creditor further warrants to Senior Creditor that it has full right, power, and authority to enter into this Agreement and, to the extent Subordinated Creditor is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties.

          13. MODIFICATION OF SENIOR CREDITOR INDEBTEDNESS. Subordinated Creditor agrees that Senior Creditor shall have absolute power and discretion, without notice to Subordinated Creditor, to deal in any manner with the Senior Creditor Indebtedness, including, but not by way of limitation, the power and discretion to do any of the following: (a) any demand for payment of any Senior Creditor Indebtedness may be rescinded in whole or in part, and any Senior Creditor Indebtedness may be continued, and the Senior Creditor Indebtedness or the liability of the Debtor upon or for any part thereof, or any Collateral or guaranty therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be modified, accelerated, compromised, waived, surrendered, or released; and (b) the Senior Creditor Agreements may be amended, modified, supplemented, or terminated, in whole or in part, as Senior Creditor may deem advisable from time to time, and, in compliance with the UCC, any Collateral may be sold, and any Collateral may be exchanged, waived, surrendered, or released. Subordinated Creditor will remain bound under this Agreement, and the subordination provided for herein shall not be impaired, abridged, released, or otherwise affected notwithstanding any such modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, or release. The Senior Creditor Indebtedness shall conclusively be deemed to have been created, contracted, or incurred in reliance upon this Agreement, and all dealings between Senior Creditor and Debtor shall be deemed to have been consummated in reliance upon this Agreement.

          14.  SUBORDINATED CREDITOR'S WAIVERS.  Subordinated Creditor:
(a) waives any and all notice of or proof of reliance by Senior Creditor upon this Agreement; and (b) agrees not to assert against Senior Creditor, any rights as a guarantor or surety, and nothing in this Agreement shall constitute Subordinated Creditor a guarantor or surety.

          15. BINDING EFFECT; OTHER. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable, and shall remain in full force and effect until the Senior Creditor Indebtedness shall have been paid in full in cash, and the obligation of Senior Creditor to extend credit under the Senior Creditor Agreements shall have been irrevocably terminated, but shall continue to be effective, or be reinstated, as the case may be, if any payment, or any part thereof, of any amount paid by or on behalf of Debtor with regard to any Senior Creditor Indebtedness is rescinded or must otherwise be restored or returned as a result of a Bankruptcy Case, or otherwise, all as though such payments had not been made. Any waiver or amendment hereunder must be evidenced by a signed writing of a party to be bound thereby, and shall only be effective in the specific instance. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The

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parties agree that actions may be tried and litigated in the state and federal courts located in the County of Los Angeles, in the State of California. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

          16. PARTIES INTENDED TO BE BENEFITTED. All of the understandings, covenants, and agreements contained herein are solely for the benefit of Senior Creditor and Subordinated Creditor, and there are no other parties, including Debtor or any of the creditors, successors, or assigns of Debtor, which are intended to be benefitted, in any way, by this Agreement.

          17. NO LIMITATION INTENDED. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that the Secured Creditors have with respect to any third parties. The Secured Creditors hereby specifically reserve all of their respective rights against Debtor and all other third parties.

          18. NOTICE. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties desires to give or serve upon the other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be delivered either in person, with receipt acknowledged, or by regular, registered, or certified United States mail, postage prepaid, or by telefacsimile, addressed as follows:

               (a)  If to Senior Creditor, at:

                    Foothill Capital Corporation
                    11111 Santa Monica Blvd., Suite 1500
                    Los Angeles, CA 90025-3333
                    Attn:  Business Finance Division Manager
                    Fax:   (310) 478-9788

                    with a copy to:

                    Buchalter, Nemer, Fields & Younger
                    601 S. Figueroa Street, Suite 2400
                    Los Angeles, CA 90017-5704
                    Attn:  Robert C. Colton, Esq.
                    Fax:   (213) 896-0400

               (b)  If to Subordinated Creditor, at:

                    Ironwood Telecom LLC
                    555 Zang Street, Suite 300
                    Lakewood, Colorado 80228
                    Attn:  Robert A. Klein, Esq.
                    Fax:  (303) 985-5875

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                    with a copy to:

                    Howrey & Simon
                    1299 Pennsylvania Avenue N.W.
                    Washington, D.C. 20004-2402
                    Attn:  Rod Nydam, Esq.
                    Fax:  (202) 383-6610

or at such other address as may be substituted by notice given as herein provided. Giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or actually received via telefacsimile transmission, or three days after the same shall have been deposited in the United States mail.

          19. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          20. COMPLETE AGREEMENT. This Agreement constitutes the complete agreement and understanding of each of the Secured Creditors and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter hereof.

          21. SUCCESSORS AND ASSIGNS. Subordinated Creditor agrees to enter into an agreement substantially in the form of this Agreement, with any senior, secured lender that refinances or replaces the Senior Creditor Indebtedness. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of Senior Creditor and Subordinated Creditor.

          22. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified.

          23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by Senior Creditor and Subordinated Creditor in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement.

          24. WAIVER OF JURY TRIAL. SENIOR CREDITOR AND SUBORDINATED CREDITOR HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SENIOR CREDITOR AND SUBORDINATED CREDITOR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. SENIOR CREDITOR AND SUBORDINATED CREDITOR HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT EITHER OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.

                                   FOOTHILL CAPITAL CORPORATION,
                                   a California corporation


                                   By /s/ Rhonda Foreman
                                     ----------------------------------
                                   Title: Vice President
                                         ------------------------------


                                   IRONWOOD TELECOM LLC,
                                   a Colorado limited liability company


                                   By /s/ Donald V. Berlanti
                                      ----------------------------------
                                   Title: Member
                                         -------------------------------

                                    ACKNOWLEDGMENT


          The undersigned, INCOMNET COMMUNICATIONS CORPORATION and INCOMNET, INC., a California corporation, hereby acknowledge receipt of a copy of the foregoing Intercreditor and Subordination Agreement and consent thereto, and agree to recognize all rights granted thereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor and Subordination Agreement. The undersigned further acknowledge that they are not intended beneficiaries under the Intercreditor and Subordination Agreement.

          Dated as of April 9, 1999.

                                   INCOMNET COMMUNICATIONS CORPORATION, a
                                   Delaware corporation


                                   By /s/ Denis Richard
                                      ----------------------------------
                                   Name:  Denis Richard
                                   Title:  President


                                   INCOMNET, INC.,
                                   a California corporation


                                   By /s/ Denis Richard
                                     ----------------------------------
                                   Name: Denis Richard
                                   Title:   President